Exhibit 8.1

Organizational Structure—NTT’s Consolidated Subsidiaries as of March 31, 2010

Name	Country of Incorporation	Equity Held by NTT, Directly or Indirectly*
Regional Communications Business
NIPPON TELEGRAPH AND TELEPHONE EAST CORPORATION	Japan	100.0%
NIPPON TELEGRAPH AND TELEPHONE WEST CORPORATION	Japan	100.0%
NTT EAST-TOKYOMINAMI CORPORATION	Japan	100.0%
NTT WEST-KANSAI CORPORATION	Japan	100.0%
NTT-ME CORPORATION	Japan	100.0%
NTT NEOMEIT CORPORATION	Japan	100.0%
NTT MARKETING ACT CORPORATION	Japan	100.0%
NTT INFRASTRUCTURE NETWORK CORPORATION	Japan	100.0%
NTT DIRECTORY SERVICES Co.	Japan	100.0%
NTT Quaris Corporation	Japan	100.0%
NTT Solco Corporation	Japan	96.3%
NTT CARD SOLUTION Inc.	Japan	79.6%
TelWel East Japan Corporation	Japan	98.1%
TelWel West Nippon Corporation	Japan	98.1%
NTT WEST ASSET PLANNING CORPORATION	Japan	100.0%
NTT TELECON Co., Ltd.	Japan	86.5%
NTT SOLMARE CORPORATION	Japan	100.0%

Long Distance and International Communications Business
NTT COMMUNICATIONS CORPORATION	Japan	100.0%
NTT PC Communications Incorporated	Japan	100.0%
NTT Resonant Inc.	Japan	88.8%
NTT Plala Inc.	Japan	75.3%
Verio Inc.	USA	100.0%
NTT COM ASIA LIMITED	China	100.0%
NTT America, Inc.	USA	100.0%
NTT AUSTRALIA PTY. LTD.	Australia	100.0%
NTT EUROPE LTD.	UK	100.0%
NTT WORLD ENGINEERING MARINE CORPORATION	Japan	66.7%
NTT BizLink, Inc.	Japan	100.0%
NTT Com Technology Corporation	Japan	100.0%
NTT FANET SYSTEMS Corp.	Japan	100.0%
NTT Com CHEO CORPORATION	Japan	100.0%
NTT WORLDWIDE TELECOMMUNICATIONS CORPORATION	Japan	100.0%
Integralis AG	Germany	78.4%

Mobile Communications Business
NTT DOCOMO, INC.	Japan	66.4%
DOCOMO Service Inc.	Japan	66.4%
DOCOMO Engineering Inc.	Japan	66.4%
DOCOMO Mobile Inc.	Japan	66.4%
DOCOMO Support Inc.	Japan	66.4%
DOCOMO Systems, Inc.	Japan	66.4%
DOCOMO Technology, Inc.	Japan	66.4%
DOCOMO Business Net Inc.	Japan	66.4%
DOCOMO interTouch Pte. Ltd.	Singapore	66.4%
DOCOMO PACIFIC, INC.	USA	66.4%
DOCOMO.COM, INC.	Japan	66.4%
net mobile AG	Germany	54.1%
OAK LAWN MARKETING, INC.	Japan	33.9%

Name	Country of Incorporation	Equity Held by NTT, Directly or Indirectly*
Data Communications Business
NTT DATA CORPORATION	Japan	54.2%
NTT DATA FRONTIER CORPORATION	Japan	30.9%
NTT DATA SYSTEM TECHNOLOGIES INC.	Japan	55.5%
NTT DATA Getronics Corporation	Japan	38.0%
NTT DATA SYSTEMS CORPORATION	Japan	65.7%
NTT DATA WAVE CORPORATION	Japan	43.4%
Nihon Card Processing Co., Ltd.	Japan	38.8%
NTT DATA FORCE CORPORATION	Japan	54.2%
NTT DATA i CORPORATION	Japan	54.2%
itelligence AG	Germany	52.1%
Cirquent GmbH	Germany	40.3%
JSOL CORPORATION	Japan	27.1%
NTT DATA CCS CORPORATION	Japan	32.5%
NJK Corporation	Japan	27.4%
NTT DATA MSE CORPORATION	Japan	32.5%
NTT DATA SANYO SYSTEM CORPORATION	Japan	27.1%
XNET Corporation	Japan	27.7%
NTT DATA FINANCIAL CORE CORPORATION	Japan	54.2%
NTT DATA CUSTOMER SERVICE CORPORATION	Japan	54.2%
NTT DATA TOKYO SMS CORPORATION	Japan	54.2%
NTT DATA INTERNATIONAL L.L.C.	USA	54.2%
NTT DATA INSTITUTE OF MANAGEMENT CONSULTING, INC.	Japan	54.2%
NTT DATA EUROPE GmbH & Co. KG	Germany	54.2%

Other Businesses
NTT URBAN DEVELOPMENT CORPORATION	Japan	67.3%
NTT FINANCE CORPORATION	Japan	96.4%
NTT FACILITIES, INC.	Japan	100.0%
NTT COMWARE CORPORATION	Japan	100.0%
NTT Electronics Corporation	Japan	95.8%
NTT ADVANCED TECHNOLOGY CORPORATION	Japan	100.0%
NTT Software Corporation	Japan	100.0%
NTT BUSINESS ASSOCIE Corporation	Japan	100.0%
InfoCom Research, Inc.	Japan	96.9%
NTT LOGISCO Inc.	Japan	100.0%
NTT ADVERTISING, INC.	Japan	100.0%
NTT LEARNING SYSTEMS CORPORATION	Japan	97.9%
NTT Human Solutions Corporation	Japan	100.0%
NTT Investment Partners, Inc.	Japan	100.0%
Other 453	Various	Various

*	Percentage of equity held shown represents the equity held by NTT, directly or indirectly, in relation to each of the companies’ outstanding shares.

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